Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors of Phillips 66 Partners GP LLC and
Unitholders of Phillips 66 Partners LP

We have audited the accompanying combined balance sheet of Gold Line as of December 31, 2013 and 2012, and the related combined statements of income, changes in net investment, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of Gold Line's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of Gold Line’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Gold Line’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Gold Line at December 31, 2013 and 2012, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas
March 27, 2014

Combined Statement of Income	Gold Line

	Millions of Dollars
Years Ended December 31	2013	2012	2011
Revenues
Transportation and terminaling services—related parties	$75.5	62.1	59.0
Transportation and terminaling services—third parties	4.9	3.1	4.8
Total revenues	80.4	65.2	63.8

Costs and Expenses
Operating and maintenance expenses	23.8	29.5	24.7
Depreciation	8.1	7.0	7.0
General and administrative expenses	6.5	5.6	4.5
Taxes other than income taxes	3.0	3.0	2.8
Other expenses	—	0.1	0.1
Total costs and expenses	41.4	45.2	39.1
Income before income taxes	39.0	20.0	24.7
Provision for income taxes	—	—	—
Net Income	$39.0	20.0	24.7
See Notes to Combined Financial Statements.

Combined Balance Sheet	Gold Line

	Millions of Dollars
At December 31	2013	2012
Assets
Cash and cash equivalents	$—	—
Accounts receivable—related parties	—	0.3
Accounts receivable—third parties	0.5	0.3
Materials and supplies	1.4	1.4
Total Current Assets	1.9	2.0
Net properties, plants and equipment	135.3	113.0
Total Assets	$137.2	115.0

Liabilities
Accounts payable—third parties	$5.0	2.6
Payroll and benefits payable	0.1	0.1
Accrued property and other taxes	1.3	1.3
Current portion of accrued environmental costs	2.0	7.9
Total Current Liabilities	8.4	11.9
Asset retirement obligations	2.0	1.7
Accrued environmental costs	1.4	2.3
Total Liabilities	11.8	15.9

Net Investment
Net investment	125.4	99.1
Total Liabilities and Net Investment	$137.2	115.0
See Notes to Combined Financial Statements.

Combined Statement of Cash Flows	Gold Line

	Millions of Dollars
Years Ended December 31	2013	2012	2011
Cash Flows From Operating Activities
Net income	$39.0	20.0	24.7
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8.1	7.0	7.0
Accrued environmental costs	(0.9)	(1.7)	(0.4)
Other	(0.2)	(0.3)	—
Working capital adjustments
Decrease (increase) in accounts receivable	0.1	0.3	(0.3)
Increase (decrease) in accounts payable	0.7	—	0.5
Increase (decrease) in accrued environmental costs	(5.9)	6.4	0.9
Increase (decrease) in other accruals	—	0.1	(0.2)
Net Cash Provided by Operating Activities	40.9	31.8	32.2

Cash Flows From Investing Activities
Capital expenditures	(29.9)	(17.6)	(4.1)
Other	1.7	0.3	0.9
Net Cash Used in Investing Activities	(28.2)	(17.3)	(3.2)

Cash Flows From Financing Activities
Net distributions to Parent	(12.7)	(14.5)	(29.0)
Net Cash Used in Financing Activities	(12.7)	(14.5)	(29.0)

Net Change in Cash and Cash Equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and Cash Equivalents at End of Period	$—	—	—
See Notes to Combined Financial Statements.

Combined Statement of Changes in Net Investment	Gold Line

	Millions of Dollars
Years Ended December 31	2013	2012	2011
Net Investment
Balance, beginning of period	$99.1	93.6	97.9
Net income	39.0	20.0	24.7
Net distributions to Parent	(12.7)	(14.5)	(29.0)
Balance, end of period	$125.4	99.1	93.6
See Notes to Combined Financial Statements.

Notes to Combined Financial Statements	Gold Line

Note 1—Business and Basis of Presentation

Unless otherwise indicated, the Gold Product Pipeline System and the Medford Spheres are collectively referred to herein as "we," "our," "us" and "Gold Line."

Description of the Business
Gold Line is engaged in the business of transporting, terminaling and storing petroleum products through various pipelines, terminals and spheres. Gold Line consists of:

•
Gold Product Pipeline System. The system consists of a 681-mile refined products pipeline system that runs from the Phillips 66 operated refinery in Borger, Texas, to Cahokia, Illinois, with access to the Phillips 66 refinery in Ponca City, Oklahoma, as well as two parallel 54-mile lateral lines that run from Paola, Kansas to Kansas City, Kansas. The system has a maximum throughput capacity of 132,000 barrels per day, and includes four terminals located at Wichita, Kansas; Kansas City, Kansas; Jefferson City, Missouri; and Cahokia, Illinois, with an aggregate throughput capacity of 172,000 barrels per day and an aggregate storage capacity of 4.3 million barrels.

•
Medford Spheres. The spheres consist of two newly constructed refinery-grade propylene storage spheres located in Medford, Oklahoma with a total working capacity of 70,000 barrels that commenced operations in March 2014. The Medford Spheres provide an outlet for delivery of refinery-grade propylene from the Phillips 66 refinery in Ponca City, Oklahoma, through interconnections with third-party pipelines, to Mont Belvieu, Texas.

We generate revenue by charging tariffs and fees for transporting refined petroleum products through our pipelines, and terminaling and storing refined petroleum products at our terminals. We do not own any of the refined petroleum products that we handle and do not engage in the trading of refined petroleum products. Our operations consist of one reportable segment.

On April 30, 2012, ConocoPhillips completed the separation of its downstream businesses into Phillips 66. Accordingly, prior to April 30, 2012, the parent company of Gold Line was ConocoPhillips, and subsequent to April 30, 2012, the parent company of Gold Line has been Phillips 66 (the Parent). For ease of reference, we refer to Phillips 66 as Gold Line's parent for the periods prior to April 30, 2012. For purposes of related party transactions, ConocoPhillips is not considered a related party for periods after April 30, 2012.

On February 13, 2014, Phillips 66 Partners LP (the Partnership) entered into a Contribution, Conveyance and Assumption Agreement (the Contribution Agreement) with certain subsidiaries of Phillips 66 to acquire Gold Line from Phillips 66 for a total consideration of $700 million, consisting of $400 million in cash, the issuance of additional units valued at $140 million and the assumption of a 5-year, $160 million note payable to a subsidiary of Phillips 66 (the Acquisition). The Acquisition closed on February 28, 2014, with an effective date of March 1, 2014 (the Effective Date).

Basis of Presentation
These combined financial statements were derived from the financial statements and accounting records of Phillips 66. These statements reflect the combined historical results of operations, financial position and cash flows of Gold Line as if these businesses had been combined for all periods presented. All intercompany transactions and accounts within Gold Line have been eliminated. The assets and liabilities in these combined financial statements have been reflected on a historical cost basis as, immediately prior to the Acquisition, all of the assets and liabilities presented were wholly owned by Phillips 66 and were transferred within the Phillips 66 consolidated group. The combined statement of income also includes expense allocations for certain functions historically performed by Phillips 66 and not allocated to Gold Line, including allocations of general corporate expenses related to executive oversight, accounting, treasury, tax, legal, information technology and procurement; and operational support services such as engineering and logistics. These allocations were based on relative values of net properties, plants and equipment (PP&E) and equity method investments, or pipeline miles. Our management believes the assumptions underlying the allocation of expenses from Phillips 66 are reasonable. Nevertheless, the combined financial statements may not include all of the expenses that would have been incurred had we been unaffiliated with Phillips 66 during the periods presented and may not reflect our combined results of operations, financial position and cash flows had we been unaffiliated with Phillips 66 during the periods presented.

Phillips 66 uses a centralized approach to the cash management and financing of its operations. The cash generated and used by our operations is transferred to (from) Phillips 66 daily, and Phillips 66 funds our operating and investing activities as needed. Accordingly, the cash and cash equivalents held by Phillips 66 were not allocated to us for any periods presented; and we had no bank accounts. We reflected transfers of cash to and from Phillips 66’s cash management system as a component of “Net investment” on our combined balance sheet, and as part of “Net distributions to Parent” on our combined statement of cash flows. We have not included any interest expense for intercompany cash advances from Phillips 66, since historically Phillips 66 has not allocated interest expense related to intercompany advances to any of its businesses.

We have evaluated subsequent events through March 27, 2014, the date the audited annual financial statements were issued.

Note 2—Summary of Significant Accounting Policies

Net Investment
In the combined balance sheet, "Net investment" represents Phillips 66’s historical investment in us, our accumulated net earnings after taxes, and the net effect of transactions with, and allocations from, Phillips 66.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, as well as the disclosures of contingent assets and liabilities. Actual results could differ from these estimates.

Revenue Recognition
Revenue is recognized for refined petroleum product pipeline transportation based on the delivery of actual volumes transported at contractual tariff rates. Revenue is recognized for refined petroleum product terminaling and storage as performed based on contractual rates. A significant portion of our revenue was derived from Phillips 66, and the contractual rates do not necessarily reflect market rates for the historical periods presented.

Imbalances
We do not purchase or produce refined petroleum product inventories. We experience imbalances as a result of variances in meter readings and in other measurement methods, and volume fluctuations within our refined product system due to pressure and temperature changes. Certain of our transportation contracts provide for the shipper to pay a contractual loss allowance, which is valued using quoted market prices of the applicable commodity being shipped. These loss allowances, which are received from the shipper irrespective of, and calculated independently from, actual volumetric gains or losses, are recorded as revenue. Any volumetric gains or losses are valued using quoted market prices of the applicable commodities and are recorded as decreases or increases to operating and maintenance expenses, respectively.

Fair Value Measurements
We measure assets and liabilities requiring fair value presentation using an exit price (i.e., the price that would be received to sell an asset or paid to transfer a liability) and disclose such amounts according to the quality of valuation inputs under the following hierarchy:

Level 1: Quoted prices in an active market for identical assets or liabilities.
Level 2: Inputs other than quoted prices that are directly or indirectly observable.
Level 3: Unobservable inputs that are significant to the fair value of assets or liabilities.

The classification of an asset or liability is based on the lowest level of input significant to its fair value. Those that are initially classified as Level 3 are subsequently reported as Level 2 when the fair value derived from unobservable inputs is inconsequential to the overall fair value, or if corroborated market data becomes available. Assets and liabilities that are initially reported as Level 2 are subsequently reported as Level 3 if corroborated market data is no longer available. We had no assets or liabilities requiring remeasurement to or disclosure of fair value at December 31, 2013 or 2012.

Recurring Fair Value Measurements—Fair values of our accounts receivable and accounts payable approximate their carrying values due to the short-term nature of these instruments. Our financial assets and liabilities would be classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Nonrecurring Fair Value Measurements—Fair value measurements are applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis, which consists primarily of asset retirement obligations. Nonrecurring fair value measurements are also applied, when applicable, to determine the fair value of our long-lived assets.

Accounts Receivable
Our receivables primarily consist of third-party and related-party customer accounts receivable that are recorded at the invoiced amounts and do not bear interest. Account balances for these customer receivables are charged directly to bad debt expense when it becomes probable the receivable will not be collected. Receivables due from Phillips 66 are included in “Net investment” on the combined balance sheet (see Note 1—Business and Basis of Presentation, for a discussion of Phillips 66’s centralized cash management system).

Properties, Plants and Equipment (PP&E)
PP&E are stated at cost. Costs of maintenance and repairs, which are not significant improvements, are expensed when incurred. Depreciation of properties, plants and equipment is determined by either the individual-unit-straight-line method or the group-straight-line method (for those individual units that are highly integrated with other units).

Major Maintenance Activities
Costs for planned integrity management projects are expensed in the period incurred. These types of costs include pipe and tank inspection services, contractor repair services, materials and supplies, equipment rentals and labor costs.

Impairment of Long-Lived Assets
PP&E used in operations are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, then the carrying value is written down to estimated fair value through additional depreciation provisions and reported as impairments in the periods in which the determination of the impairment is made. Individual assets are grouped for impairment purposes at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets—generally at the pipeline or terminal level. Because there usually is a lack of quoted market prices for our long-lived assets, the fair value of potentially impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or based on a multiple of operating cash flow validated with historical market transactions of similar assets where possible.

The expected future cash flows used for impairment reviews and related fair value calculations are based on estimated future throughputs, prices, operating costs, tariffs, and capital project decisions, considering all available evidence at the date of review.

Asset Retirement Obligations and Environmental Costs
Fair values of legal obligations to retire and remove or abandon in place long-lived assets are recorded in the period in which the obligation is incurred. When the liability is initially recorded, we capitalize this cost by increasing the carrying amount of the related PP&E. Over time, the liability is increased for the change in its present value, and the capitalized cost in PP&E is depreciated over the useful life of the related asset or group of assets.

Environmental expenditures are expensed or capitalized, depending upon their future economic benefit. Expenditures relating to an existing condition caused by past operations, and those having no future economic benefit, are expensed. Liabilities for environmental expenditures are recorded on an undiscounted basis (unless acquired in a purchase business combination) when environmental assessments or cleanups are probable and the costs can be reasonably estimated. Recoveries of environmental remediation costs from other parties, such as state reimbursement funds, are recorded as assets when their receipt is probable and estimable.

Employee Benefit Plans
The employees supporting our operations are employees of Phillips 66. Phillips 66 sponsors various employee pension and postretirement health insurance plans. For purposes of these combined financial statements, we are accounting for our participation in these benefit plans as multiemployer plans. We recognize as expense in each period an allocation from Phillips 66 for our share of payroll costs and employee benefit plan costs, and we do not recognize any employee benefit plan assets or liabilities. While we are accounting for our participation as multiemployer plans for the purposes of presenting these combined financial statements, those benefit plans are not technically multiemployer plans. Therefore, we have not included the disclosures required for multiemployer plans.

Income Taxes
We follow the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities. Our taxable income was included in the consolidated U.S. federal income tax returns of Phillips 66 and in a number of state income tax returns. After the Acquisition, our operations are treated as a partnership for federal and state income tax purposes, with each partner being separately taxed on its share of the taxable income. Therefore, we have excluded income taxes from these combined financial statements, except for the income tax provision resulting from state laws that apply to entities organized as partnerships. Interest related to unrecognized tax benefits would be included in interest and debt expense and penalties would be included in operating and maintenance expenses.  For the years ended December 31, 2013, 2012 and 2011, the provision for income taxes was immaterial.

Comprehensive Income
We have not reported comprehensive income due to the absence of items of other comprehensive income in the periods presented.

Net Income Per Limited Partner Unit
During the periods presented, we were wholly owned by Phillips 66. Accordingly, we have not presented net income per limited partner unit.

Note 3—Major Customer and Concentration of Credit Risk

Refined petroleum product pipeline transportation, terminaling and storage services to Phillips 66 accounted for 89 percent, 92 percent and 89 percent of our total revenues for the years ended December 31, 2013, 2012 and 2011, respectively.

At December 31, 2013 and 2012, we had no material trade receivables due from related or third parties. Accordingly, we had limited exposure due to concentrations of credit risk.

Note 4—Properties, Plants and Equipment

Our investment in PP&E was as follows:

		Millions of Dollars
At December 31	Estimated Useful Lives	2013	2012
Cost:
Land	N/A	$1.0	1.0
Buildings and improvements	3 to 30 years	9.5	8.7
Pipelines and related assets	10 to 45 years	114.5	113.4
Terminals and related assets	25 to 45 years	121.4	115.2
Construction-in-progress	N/A	39.9	18.1
Gross PP&E		286.3	256.4
Less: accumulated depreciation		(151.0)	(143.4)
Net PP&E		$135.3	113.0

Note 5—Asset Retirement Obligations and Accrued Environmental Costs

Asset retirement obligations and accrued environmental costs at December 31 were:

	Millions of Dollars
	2013	2012

Asset retirement obligations	$2.0	1.7
Accrued environmental costs	3.4	10.2
Total asset retirement obligations and accrued environmental costs	5.4	11.9
Current portion of accrued environmental costs*	(2.0)	(7.9)
Long-term asset retirement obligations and accrued environmental costs	$3.4	4.0
*Classified as a current liability on the balance sheet.

Asset Retirement Obligations
We have asset removal obligations that we are required to perform under law or contract once an asset is permanently taken out of service. These obligations relate to the abandonment or removal of pipeline and are not expected to be paid until many years in the future.

Our overall asset retirement obligation changed as follows:

	Millions of Dollars
	2013	2012

Balance at January 1	$1.7	2.2
Accretion of discount	—	0.1
Changes in estimates of existing obligations	0.3	(0.6)
Balance at December 31	$2.0	1.7

We do not expect any short-term spending and, as a result, there is no current liability reported on the combined balance sheet for asset retirement obligations at December 31, 2013 and 2012.

Accrued Environmental Costs
We had accrued environmental costs of $3.4 million and $10.2 million at December 31, 2013 and 2012, respectively, primarily related to cleanup and remediation at pipeline and terminal locations. Accrued environmental liabilities are expected to be paid over periods extending many years into the future.

Note 6—Contingencies

From time to time, lawsuits involving a variety of claims that arise in the ordinary course of business may be filed against us. We also may be required to remove or mitigate the effects on the environment of the placement, storage, disposal or release of certain chemical, mineral and petroleum substances at various sites. We regularly assess the need for accounting recognition or disclosure of these contingencies. In the case of all known contingencies (other than those related to income taxes), we accrue a liability when the loss is probable and the amount is reasonably estimable. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. We do not reduce these liabilities for potential insurance or third-party recoveries. If applicable, we accrue receivables for probable insurance or other third-party recoveries. In the case of income-tax-related contingencies, we use a cumulative probability-weighted loss accrual in cases where sustaining a tax position is less than certain.

As we learn new facts concerning contingencies, we reassess our position both with respect to accrued liabilities and other potential exposures. Estimates particularly sensitive to future changes include any contingent liabilities recorded for environmental remediation, tax and legal matters. Estimated future environmental remediation costs are subject to change due to such factors as the uncertain magnitude of cleanup costs, the unknown time and extent of such remedial actions that may be required, and the determination of our liability in proportion to that of other responsible parties. Estimated future costs related to tax and legal matters are subject to change as events evolve and as additional information becomes available during the administrative and litigation processes.

Legal proceedings
The Parent’s legal organization applies its knowledge, experience and professional judgment to the specific characteristics of our cases, employing a litigation management process to manage and monitor the legal proceedings against us. The process facilitates the early evaluation and quantification of potential exposures in individual cases and enables tracking of those cases that have been scheduled for trial and/or mediation. Based on professional judgment and experience in using these litigation management tools and available information about current developments in all our cases, the Parent's legal organization regularly assesses the adequacy of current accruals and determines if adjustment of existing accruals, or establishment of new accruals, is required. As of December 31, 2013 and 2012, we did not have any accrued contingent liabilities associated with litigation matters.

Environmental matters
We are subject to federal, state and local environmental laws and regulations. We record accruals for environmental liabilities based on management’s best estimates, using all information that is available at the time. We measure estimates and base liabilities on currently available facts, existing technology, and presently enacted laws and regulations, taking into account stakeholder and business considerations. When measuring environmental liabilities, we also consider our prior experience in remediation of contaminated sites, other companies’ cleanup experience, and data released by the U.S. Environmental Protection Agency or other organizations. We consider unasserted claims in our determination of environmental liabilities, and we accrue for unasserted claims in the period the unasserted claims are both probable and reasonably estimable.

Note 7—Employee Benefit Plans

Pension and Retirement Savings Plans
Employees who directly or indirectly support our operations participate in the pension, postretirement health insurance, and defined contribution benefit plans sponsored by the Parent, which includes other subsidiaries of the Parent. Included in the costs allocated to us from the Parent’s transportation organization were costs associated with such benefit plans. Our share of pension and postretirement costs for 2013, 2012 and 2011 was $1.3 million, $1.4 million and $1.4 million, respectively. Our share of defined contribution plan costs for 2013, 2012 and 2011 was $0.6 million, $1.1 million and $0.3 million, respectively. Pension and defined contribution benefit plan expenses are included in either general and administrative expenses or operating and maintenance expenses, depending on the nature of the employee’s role in our operations.

Stock-Based Compensation
Our Parent’s stock-based compensation programs primarily consist of stock options, restricted stock, restricted stock units and performance share units. The Parent recognizes stock-based compensation expense over the shorter of: (1) the service period (i.e., the time required to earn the award); or (2) the period beginning at the start of the service period and ending when an employee first becomes eligible for retirement, but not less than six months, which is the minimum time required for an award to not be subject to forfeiture. The Parent elected to recognize expense on a straight-line basis over the service period for the entire award, whether the award was granted with ratable or cliff vesting.

Certain Parent employees supporting our operations were historically granted these types of awards. We have allocated these expenses for stock-based compensation as part of the cost allocations to Gold Line. These costs were $0.3 million, $0.2 million, and $0.1 million, respectively, for the years ended December 31, 2013, 2012 and 2011. Stock-based compensation expense is included in our general and administrative expenses and operating and maintenance expenses, depending on the nature of the employee’s role in our operations.

Note 8—Related Party Transactions

We are part of the consolidated operations of Phillips 66, and a significant portion of our revenue is derived from transactions with Phillips 66. The contractual rates used for these revenue transactions may be materially different than rates we might have received had they been transacted with third parties. Phillips 66 also provides substantial labor and overhead support for us as follows:

•	Phillips 66 employees that oversee and run our day-to-day operations.

•	Indirect charges for executive oversight, accounting, treasury, tax, legal, procurement, engineering, logistics, information technology and similar items.

Significant related party transactions included in general and administrative expenses and operating and maintenance expenses were as follows:

	Millions of Dollars
	2013	2012	2011

Operating and maintenance expenses	$14.2	13.6	12.6
General and administrative expenses	6.5	5.6	4.5
Total	$20.7	19.2	17.1

Our management believes the indirect charges allocated to us are a reasonable reflection of the utilization of services provided. However, those allocations may not fully reflect the expenses that would have been incurred had we been affiliated with the Partnership during the periods presented. The classification of these charges between general and administrative expenses and operating and maintenance expenses is based on the functional nature of the services being performed for our operations.